Exhibit 99.1

Supplemental Financial and Operating Information
Quarter Ended March 31, 2019

ZARA

Yard House

LOVE IT?

ALTAR'D STATE
Dégagé

66

www.preit.com
NYSE: PEI
NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust
Supplemental Financial and Operating Information
March 31, 2019

Table of Contents
Introduction
Company Information	1
Earnings Release	2
2019 Earnings Guidance	7
Changes in Funds from Operations for the Quarter Ended March 31, 2019	9
Market Capitalization	10
Operating Results
Statement of Operations - Quarters Ended March 31, 2019 and March 31, 2018	11
Computation of Earnings Per Share	12
Reconciliation of Net Operating Income and EBITDAre - Quarters Ended March 31, 2019 and March 31, 2018	13
Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Quarters Ended March 31, 2019 and March 31, 2018	14
Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Quarters Ended March 31, 2019 and March 31, 2018	15
Reconciliation of Funds From Operations and Funds Available For Distribution - Quarters Ended March 31, 2019 and March 31, 2018	16
Condensed Consolidated Balance Sheet	17
Assets and Liabilities - Equity Method Investments, at Ownership Share	18
Operating Statistics
Leasing Activity Summary - Quarter Ended March 31, 2019	19
Summarized Sales and Rent Per Square Foot and Occupancy Percentages	20
Mall Occupancy Percentage and Sales Per Square Foot	21
Top Twenty Tenants	22
Lease Expirations	23
Property Information	24
Balance Sheet
Investment in Real Estate - Consolidated Properties	28
Investment in Real Estate - Equity Method Investments at Ownership Share	29
Anchor Replacement Summary	30
Property Redevelopment Table	31
Capital Expenditures	32
Debt Analysis	33
Debt Schedule	34
Selected Debt Ratios	35
Forward Looking Statements	36
Definitions	37

Pennsylvania Real Estate Investment Trust
Company Information
Background
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. The portfolio consists of 27 retail properties, 25 of which are operating properties and two are development or redevelopment properties. The 25 operating retail properties have a total of 20.1 million square feet and include 21 shopping malls and four other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:
Heather Crowell, EVP, Strategy and Communications
200 South Broad Street
Philadelphia, PA 19102

Telephone: (215) 875-0735
Fax: (215) 546-2504
Email: Heather.Crowell@preit.com

Research Coverage

Company	Analyst	Phone Number

Barclays Capital	Ross Smotrich	(212) 526-2306
	Linda Tsai	(212) 526-9937

Boenning & Scattergood	Merrill Ross	(610) 862-5328

Citi Investment Research	Michael Bilerman	(212) 816-1383
	Christy McElroy	(212) 816-6981

Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736

Green Street Advisors	Daniel J. Busch	(949) 640-8780

JP Morgan	Michael W. Mueller	(212) 622-6689

Mitsubishi UFJ Securities (USA)	Karin A. Ford	(212) 405-7249

Stifel Nicolaus	Simon Yarmak	(443) 224-1346

SunTrust Robinson Humphrey	Ki Bin Kim	(212) 303-4124

NOTE: Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
EVP, Strategy and Communications
(215) 454-1241
heather.crowell@preit.com

PREIT Reports First Quarter 2019 Results

Core Mall Sales Per Square Foot reached record high of $517
Completed $43 million in asset sales and improved liquidity position by over $70 million
Core Mall Occupancy increased 100 bps to 94.7%
Full Year FFO as adjusted guidance reaffirmed

Philadelphia, PA, May 2, 2019 - PREIT (NYSE: PEI) today reported results for the quarter ended March 31, 2019. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Quarter Ended March 31,
(per share amounts)	2019	2018
Net loss - basic and diluted	$(0.30)	$(0.14)
FFO	$0.17	$0.29
FFO, as adjusted	$0.26	$0.29
FFO from assets sold in 2018	—	$(0.01)
FFO, as adjusted for assets sold	$0.26	$0.28

•	Same Store NOI, both including and excluding lease termination revenue, was up 2.2% for the quarter compared to March 31, 2018.

◦	Same Store NOI, excluding lease termination revenue, in PREIT’s wholly-owned portfolio was up 3.2% compared to March 31, 2018.

◦
Lower revenues from tenants that filed for bankruptcy protection in 2018 and 2019 reduced first quarter 2019 Same Store NOI by $0.5 million compared to last year’s first quarter. The impact of co-tenancy adjustments on same store NOI was not material.

•
NOI-weighted sales at our core malls increased to $531 per square foot. Core Mall sales per square foot reached $517, a 2.8% increase over the prior year and a sequential increase of 1.4%. Average comparable sales per square foot increased 4.2% in PREIT’s top 6 properties to $621.

•
Core Mall total occupancy was 94.7%, a 100 bps increase over March 31, 2018. Leased space continues to exceed 95%, when factoring in 613,000 square feet of executed new leases slated for future occupancy.

Executed leases are comprised of 494,000 square feet of space expected to open in 2019 contributing annual gross rent of $10.4 million and 119,000 square feet opening in 2020 contributing annual gross rent of $2.3 million.

•
Average renewal spreads were 2.2% for the quarter, impacted by two lease renewals at contracting rents. Excluding these transactions, spreads would have been 7.5%. We expect this metric to normalize in the high single digits for the year.

•
Percentage in lieu renewal leases for the quarter resulted from portfolio transactions with several underperforming tenants. On average, the term of these leases is 1.9 years as we seek replacements throughout our portfolio. 66% of these transactions include fixed rent floors, mitigating downside risk.

•
Year-to-date, the Company has completed asset sales generating cash proceeds of $43 million and improved its liquidity position by over $70 million.The Company has no material debt maturities until 2021.

"As catalyst projects are set to come online this Fall and we progress on our densification initiatives, PREIT continues to lead the way in redefining the mall experience with results that validate our strategy,” said Joseph F. Coradino, Chairman and Chief Executive Officer of PREIT. “With sales per square foot approaching the next milestone of $550, no unleased anchor space in our core mall portfolio and progress on delivering over 5,000 apartment units, our portfolio is attractive to tenants and reflective of the future of our industry. We continue to place a strong emphasis on delivering new and differentiated customer experiences to our malls and have a strategy to generate proceeds to recapitalize the Company for sustainable growth in the future.”

Primary Factors Affecting Financial Results for the Quarters Ended March 31, 2019 and March 31, 2018:

•
Net loss attributable to PREIT common shareholders was $21.4 million, or $0.30 per basic and diluted share for the quarter ended March 31, 2019, compared to net loss attributable to PREIT common shareholders of $9.4 million, or $0.14 per basic and diluted share for the quarter ended March 31, 2018.

•
Same Store NOI increased by $1.1 million, or 2.2%, from $51.2 million for the quarter ended March 31, 2018 to $52.3 million for the quarter ended March 31, 2019. Revenue from new store openings, including contributions from replacement anchors, mitigated the impact of revenue lost to bankruptcies and associated store closings. Non Same Store NOI decreased by $1.3 million primarily due to lower rents and associated co-tenancy revenue adjustments from multiple anchor closings at Wyoming Valley and Valley View malls and the sale of an office property at Fashion District in the first quarter of 2018.

•	Same Store NOI, excluding lease termination revenue, at unconsolidated properties declined 3.7%.

•	FFO, as adjusted, for the quarter was $0.26 per share and OP Unit, compared to $0.29 per share and OP Unit in the prior year.

•
FFO for the quarter was $0.17 per share and OP Unit compared to $0.29 per share and OP Unit in the prior year. Adjustments to FFO in the 2019 quarter included $0.06 per share loss on debt extinguishment, $0.02 per share impairment of a development land parcel, and $0.01 per share provision for employee separation expense. There were no such adjustments in the 2018 period. However, net dilution from assets sold in 2018 was approximately $0.01 per share.

•
General and administrative expenses were impacted by the new lease accounting standard that now limits the capitalization of certain leasing costs. We expensed $1.5 million ($0.02 per share) of costs in the first quarter of 2019 that would have been capitalized under the prior standard.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses.

Asset Dispositions
In March 2019, we sold a portion of our undeveloped land located in Gainesville, Florida for consideration of $5.0 million. The remaining portion of the land is expected to close in the second half of 2019 for approximately $10.0 million.

In April 2019, we closed on the sale of the Whole Foods parcel located at Exton Square Mall for $22.1 million.

In April 2019, we sold an undeveloped land parcel located in New Garden Township, Pennsylvania, for total consideration of $11.0 million consisting of $8.25 million in cash and $2.75 million of preferred stock.

Financing Activity
In March 2018, we repaid a $58.5 million mortgage loan including accrued interest, secured by Capital City Mall in Camp Hill, Pennsylvania using funds from our 2013 Revolving Facility and the balance from available working capital. We recorded a loss on debt extinguishment of $4.8 million in March 2019 in connection with this repayment. The addition of Capital City Mall to our unencumbered pool is expected to generate approximately $40 million in incremental capacity under our Revolving Facility.

Capital Transaction Summary

	Closed	Under Contract	Total
Gainesville Development Parcel	$5,000	$10,000	$15,000	(1)
New Garden Township Parcel	8,250		8,250	(2)
Wiregrass mortgage loan sale	8,000		8,000
Whole Foods Parcel	10,500		10,500	(3)
Capital City transaction - incremental capacity	40,000		40,000	(4)
Total	$71,750	$10,000	$81,750

(1) Under contract and expected to close in the second half of 2019
(2) Represents cash proceeds; does not include $2.8 million of preferred stock received by the Company
(3) Represents the net liquidity to the Company after adjusting for line capacity. Sale price was $22.1 million
(4) Represents the Company's approximate incremental borrowing capacity by the end of 2019, net of the Capital City mortgage loan defeasance

Leasing and Redevelopment

•
Excluding Fashion District Philadelphia, 613,000 square feet of leases are signed for future openings. This is comprised of 494,000 square feet of space expected to open in 2019 contributing annual gross rent of $10.4 million and 119,000 square feet opening in 2020 contributing annual gross rent of $2.3 million.

•	At Moorestown Mall, Sierra opened in the former Macy’s space, joining Five Below and the region’s first HomeSense.

•
At Willow Grove Park, construction continues on the 51,000 square foot Studio Movie Grill, which is projected to open in first quarter of 2020. During the quarter, a lease was executed with Yard House which will complement the movie theater along with an additional entertainment operator, for which a lease is being negotiated.

•
At Valley Mall, both Macy’s and The Bon Ton were replaced in 2018. In December 2018, the Company signed a lease with DICK’s Sporting Goods to replace a former Sears that was acquired in 2018. DICK’s Sporting Goods is expected to open in 2020.

At Fashion District Philadelphia, leases for over 85% of the leasable area are signed or are in active negotiation. Noteworthy commitments joining Century 21 and Burlington include

H&M, Nike, Forever 21, AMC Theaters, Round One, City Winery, Ulta, Columbia Sportswear and Guess Factory. The first wave of tenants is expected to open in September 2019.

•
At Plymouth Meeting Mall, work continues to replace a former Macy’s with five new tenants - Burlington, DICK’s Sporting Goods, Miller’s Ale House, Michael’s and Edge Fitness. All five tenants are expected to open in October 2019.

•
The redevelopment at Woodland Mall is in its final stages, with opening of the new wing planned for October 2019. The first REI in our portfolio will open here this month and, during the quarter, we executed a lease with The Cheesecake Factory which will open this Fall.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) for the core mall portfolio can be found below:

Comp store sales for the rolling twelve months ended March 31, 2018	$485
Organic sales growth	14
Impact of non-core malls	18
Comp store sales for the rolling twelve months ended March 31, 2019	$517

(1)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

2019 Outlook
The Company expects a GAAP net loss of between $0.63 and $0.46 per diluted share for the year ending December 31, 2019.

The Company is reaffirming its February 13, 2019 guidance for FFO as adjusted of $1.20 to $1.34 per share. FFO is expected to be between $1.17 and $1.31 per share. Same Store NOI, excluding termination revenue, is expected to grow between 1.0% and 1.9% with wholly-owned properties in the range of 1.6% to 2.6% and joint venture properties declining between 3.0% and 2.4%.

A reconciliation between GAAP net loss and FFO is as follows:

	2019 Guidance Range
(Estimates per diluted share)	Low	High
Net loss attributable to common shareholders	$(0.63)	$(0.46)
Depreciation and amortization, non-controlling interest and other	1.80	1.77
FFO per share	$1.17	$1.31
Loss on debt extinguishment	0.06	0.06
Impairment of development land parcel	0.02	0.02
Provision for employee separation expense	0.01	0.01
Insurance recoveries	(0.06)	(0.06)
FFO per share, as adjusted	$1.20	$1.34

Detailed guidance assumptions are included herein in our financial tables.

Our 2019 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information
Management has scheduled a conference call for 11:00 a.m. Eastern Time on Friday, May 3, 2019, to review the Company’s results and future outlook. To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 4279998, at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust
2019 Earnings Guidance
(in millions, except per share amounts)

	2018 Actual	As of March 31, 2019		Same Store NOI Growth
		Low	High	Low	High
Same Store NOI, excluding termination revenue
Wholly-owned properties	$188.7	$191.7	$193.6	1.6%	2.6%
Unconsolidated properties	29.7	28.8	29.0	(3.0)%	(2.4)%
	218.4	220.5	222.6	1.0%	1.9%
Non-Same Store NOI	20.1	13.7	14.0
NOI, excluding lease termination revenue	238.5	234.2	236.6
Lease termination revenue of consolidated and unconsolidated properties	9.2	2.0	4.0
Total NOI	$247.7	$236.2	$240.6
General and administrative and leasing expenses
General and administrative expenses	(38.3)	(38.0)	(37.5)
Leasing costs expensed under ASC 842	—	(5.7)	(6.0)
Other income (expenses)
Corporate revenues	4.3	1.1	1.3
Land sale gains	8.1	5.5	10.0
Provision for employee separation expense	(1.1)	(0.7)	(0.7)
Impairment of mortgage loan receivable/land parcel	(8.1)	(1.5)	(1.5)
Other, including non-real estate depreciation	(1.5)	(2.2)	(2.0)
Insurance losses (recoveries)	—	4.0	5.0
Capital costs
Interest expense, gross	(83.3)	(88.9)	(88.5)
Capitalized interest	11.1	14.2	14.6
Preferred share dividends	(27.4)	(27.4)	(27.4)
Loss on debt extinguishment	—	(4.8)	(4.8)
Funds from Operations (FFO)	$111.5	$91.8	$103.1
Adjustments:
Impairment of mortgage loan receivable/land parcel	8.1	1.5	1.5
Provision for employee separation expense	1.1	0.7	0.7
Insurance recoveries and other	(0.3)	(4.0)	(5.0)
Loss on debt extinguishment	—	4.8	4.8
FFO as adjusted	$120.4	$94.8	$105.1
FFO per share	$1.42	$1.17	$1.31
FFO, as adjusted per share	$1.54	$1.20	$1.34

Pennsylvania Real Estate Investment Trust
2019 Earnings Guidance - Reconciliation of Net Income to FFO and FFO as adjusted (Non-GAAP measures)
(in millions, except per share amounts)

	2018 Actual	2019 Guidance
		Low	High

Net loss	$(126.5)	$(20.7)	$(7.4)
Depreciation and amortization	140.3	138.0	136.0
Gains on sales of operating assets	(4.3)	1.9	1.9
Impairment of real estate assets	129.4	—	—
Preferred share dividends	(27.4)	(27.4)	(27.4)
Funds From Operations	$111.5	$91.8	$103.1
Adjustments:
Impairment of mortgage loan receivable/land parcel	8.1	1.5	1.5
Provision for employee separation expense	1.1	0.7	0.7
Insurance recoveries and other	(0.3)	(4.0)	(5.0)
Loss on debt extinguishment	—	4.8	4.8
FFO as adjusted	$120.4	$94.8	$105.1

Net loss	$(126.5)	$(20.7)	$(7.4)
Preferred share dividends	(27.4)	(27.4)	(27.4)
Noncontrolling interest	16.2	2.0	1.4
Dividends on unvested restricted shares	(0.5)	(0.9)	(0.9)
Net loss used to calculate earnings per share	$(138.2)	$(47.0)	$(34.3)

Weighted average shares	69.7	75.1	75.1
Weighted average shares, including OP units	78.3	78.3	78.3

Net loss per share	$(1.98)	$(0.63)	$(0.46)

Changes in Funds from Operations for the Quarter Ended March 31, 2019 as compared to the Quarter Ended March 31, 2018 (all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Quarter Ended March 31, 2019	Per Diluted Share and OP Unit
Funds from Operations, as adjusted March 31, 2018	$22,575	$0.29

Changes - Q1 2018 to Q1 2019

Contribution from anchor replacements, increase in base rents and net CAM and real estate tax recoveries	1,290	0.015
Impact from bankruptcies	(462)	(0.005)
Lease termination revenue	287	0.005
Bad debt expense	455	0.005
Other	93	—
Same Store NOI from unconsolidated properties	(522)	(0.005)
Same Store NOI	1,141	0.015
Non Same Store NOI	(803)	(0.010)
Dilutive effect of asset sales	(412)	(0.005)
General and administrative expenses	110	—
Capitalization of leasing costs	(1,184)	(0.015)
Gain on sale of non-operating real estate	589	0.010
Other	(294)	(0.005)
Interest expense	(1,067)	(0.015)
Funds from Operations, as adjusted March 31, 2019	$20,655	$0.26
Loss on debt extinguishment	(4,768)	(0.060)
Impairment of development land parcel	(1,464)	(0.020)
Provision for employee separation expense	(719)	(0.010)
Insurance losses, net	(236)	—
Funds from Operations March 31, 2019	$13,468	$0.17

Pennsylvania Real Estate Investment Trust
Market Capitalization and Capital Resources
(in thousands, except per share amounts)

	Quarter Ended March 31,	Year Ended December 31,
	2019	2018
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	77,383	70,495
OP Units Outstanding	2,023	8,272
Total Common Shares and OP Units Outstanding	79,406	78,767
Equity Market Capitalization—Common Shares and OP Units	$499,462	$467,880
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$883,212	$851,630

DEBT CAPITALIZATION
Secured Debt Balance (1)	$1,344,765	$1,408,325
Unsecured Debt Balance (2) (3)	712,000	615,000
Debt Capitalization	2,056,765	2,023,325
TOTAL MARKET CAPITALIZATION	$2,939,977	$2,874,955

Equity Capitalization/Total Market Capitalization	30.0%	29.6%
Debt Capitalization/Total Market Capitalization	70.0%	70.4%
Unsecured Debt Balance/Total Debt	34.6%	30.4%

CAPITAL RESOURCES
Cash and Cash Equivalents	$26,977	$27,367
Revolving Facility	400,000	400,000
Amount Outstanding	(162,000)	(65,000)
Letters of Credit	—	(5,126)
Available Revolving Facility (4)	238,000	329,874
Term Loans	675,000	675,000
Amount Borrowed	(675,000)	(675,000)
Available Term Loans	—	—
TOTAL	$264,977	$357,241
Shelf Registration	$1,000,000	$1,000,000
(1) Includes consolidated mortgage debt, our share of mortgage debt from equity method investments, and $125,000 of secured debt from our share of the FDP Term Loan.
(2)The unsecured debt balance includes a 2018 Revolving Facility balance of $162,000 as of March 31, 2019 and $65,000 as of December 31, 2018.
(3)The unsecured debt balance includes a Term Loan balance of $550,000 as of March 31, 2019 and December 31, 2018.
(4)The available Credit Facility borrowings are subject to covenants that may restrict amounts that can be borrowed. Following recent property sales, the NOI from the Company’s remaining unencumbered properties is at a level such that the maximum unsecured amount that the Company may borrow as of March 31, 2019 within the Unencumbered Debt Yield covenant, under the $400.0 million 2018 Revolving Facility, is an aggregate of $196.8 million.

Pennsylvania Real Estate Investment Trust
Statement of Operations - Quarters ended March 31, 2019 and 2018
(in thousands)

	Quarter Ended March 31,
	2019	2018
REVENUE:
Lease revenue	$76,615	$77,998
Expense reimbursements	5,062	5,234
Other real estate revenue	3,001	2,161
Total real estate revenue	84,678	85,393
Other income	627	889
Total revenue	85,305	86,282
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(29,403)	(29,396)
Utilities	(3,660)	(3,909)
Credit losses	—	(1,062)
Other property operating expenses	(2,065)	(2,338)
Total property operating expenses	(35,128)	(36,705)
Depreciation and amortization	(34,904)	(34,030)
General and administrative expenses	(11,205)	(10,132)
Provision for employee separation expense	(719)	—
Project costs and other expenses	(294)	(112)
Total operating expenses	(82,250)	(80,979)
Interest expense, net (1)	(15,898)	(14,901)
Loss on debt extinguishment	(4,768)	—
Impairment of development land parcel	(1,464)	—
Total expenses	(104,380)	(95,880)
Loss before equity in income of partnerships, gain on sale of real estate by equity method investee, and adjustment to gains on sales of interests in non operating real estate	(19,075)	(9,598)
Equity in income of partnerships	2,289	3,138
Gain on sale of real estate by equity method investee	563	2,773
Adjustment to gains on sales of interests in non operating real estate	—	(25)
Net loss	(16,223)	(3,712)
Less: net loss attributable to noncontrolling interest	1,688	1,111
Net loss attributable to PREIT	(14,535)	(2,601)
Less: preferred share dividends	(6,844)	(6,844)
Net loss attributable to PREIT common shareholders	$(21,379)	$(9,445)

(1)	Net of capitalized interest expense of $2,004 and $1,625 for the quarters ended March 31, 2019 and 2018, respectively.

Pennsylvania Real Estate Investment Trust
Computation of Earnings Per Share
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2019	2018
Net loss	$(16,223)	$(3,712)
Noncontrolling interest	1,688	1,111
Preferred share dividends	(6,844)	(6,844)
Dividends on unvested restricted shares	(218)	(138)
Net loss used to calculate loss per share—basic and diluted	$(21,597)	$(9,583)

Basic and diluted loss per share:	$(0.30)	$(0.14)

Weighted average shares outstanding - basic	71,358	69,601
Weighted average effect of common share equivalents (1)	—	—
Total weighted average shares outstanding - diluted	71,358	69,601

(1)
The Company had net losses used to calculate earnings per share for all periods presented. Therefore, the effect of common share equivalents of 309 and 210 for the three months ended March 31, 2019 and 2018, respectively, are excluded from the calculation of diluted loss per share because they would be antidilutive.

Pennsylvania Real Estate Investment Trust
Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate
(Non-GAAP Measures)
(in thousands)

Net Operating Income ("NOI") Reconciliation for the Quarter ended March 31, 2019(1)

	Same Store		Change		Non Same Store		Total
	2019	2018	$	%	2019	2018	2019	2018
NOI from consolidated properties	$45,271	$43,607	$1,664	3.8%	$4,278	$5,081	$49,549	$48,688
NOI attributable to equity method investments, at ownership share	7,052	7,575	(523)	(6.9)%	(29)	463	7,023	8,038
Total NOI	52,323	51,182	1,141	2.2%	4,249	5,544	56,572	56,726
Less: lease termination revenue	300	261	39	14.9%	16	21	316	282
Total NOI excluding lease termination revenue	$52,023	$50,921	$1,102	2.2%	$4,233	$5,523	$56,256	$56,444

(1)NOI is a non-GAAP measure. See definition of NOI on page 37.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Quarter Ended March 31,
	2019	2018
Net loss	$(16,223)	$(3,712)
Depreciation and amortization:
Consolidated	34,904	34,030
Unconsolidated properties at ownership share	1,970	2,241
Interest Expense:
Consolidated	15,898	14,901
Unconsolidated properties at ownership share	2,663	2,670
Gain on sale of real estate by equity method investee	(563)	(2,773)
Loss on debt extinguishment	4,768	—
Impairment of development land parcel	1,464	—
EBITDAre	$44,881	$47,357

(1) EBITDAre is a non-GAAP measure. See definition on page 37.

Pennsylvania Real Estate Investment Trust
Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)
Quarters Ended March 31, 2019 and March 31, 2018
(in thousands)

	Quarter Ended March 31,
	2019	2018
Net loss	$(16,223)	$(3,712)
Other income	(628)	(889)
Depreciation and amortization	34,904	34,030
General and administrative expenses	11,205	10,132
Provision for employee separation expense	719	—
Project costs and other expenses	294	112
Interest expense, net	15,898	14,901
Impairment of development land parcel	1,464	—
Equity in income of partnerships	(2,289)	(3,138)
Loss on debt extinguishment	4,768	—
Gain on sale of real estate by equity method investee	(563)	(2,773)
Gains on sales of non operating real estate	—	25
NOI from consolidated properties(1)	$49,549	$48,688
(1)NOI is a non-GAAP measure. See definition of NOI on page 37.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$50,387	$49,319	$5,498	$6,656	$55,885	$55,975
CAM reimbursement income	10,671	10,386	974	1,183	11,645	11,569
Real estate tax income	8,981	9,488	559	839	9,540	10,327
Percentage rent	1	74	8	21	9	95
Lease termination revenue	297	10	16	21	313	31
	70,337	69,277	7,055	8,720	77,392	77,997
Less: credit losses	(547)	—	(230)	—	(777)	—
Lease revenue	69,790	69,277	6,825	8,720	76,615	77,997
Expense reimbursements	4,420	4,463	642	771	5,062	5,234
Other real estate revenue	1,769	1,943	1,232	218	3,001	2,161
Total real estate revenue	75,979	75,683	8,699	9,709	84,678	85,392
Property operating expenses
CAM and real estate taxes	(25,729)	(25,785)	(3,674)	(3,611)	(29,403)	(29,396)
Utilities	(3,149)	(3,244)	(511)	(665)	(3,660)	(3,909)
Credit losses	—	(1,003)	—	(59)	—	(1,062)
Other property operating expenses	(1,830)	(2,044)	(236)	(293)	(2,066)	(2,337)
Total property operating expenses	(30,708)	(32,076)	(4,421)	(4,628)	(35,129)	(36,704)
NOI from consolidated properties(1)	45,271	43,607	4,278	5,081	49,549	48,688
Less: Lease termination revenue	297	10	16	21	313	31
NOI from consolidated properties excluding lease termination revenue(1)	$44,974	$43,597	$4,262	$5,060	$49,236	$48,657
(1)NOI is a non-GAAP measure. See definition of NOI on page 37.

Pennsylvania Real Estate Investment Trust
Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)
Quarters Ended March 31, 2019 and March 31, 2018
(in thousands)

	Quarter Ended March 31,
	2019	2018
Equity in income of partnerships	$2,289	$3,138
Other income	(12)	(12)
Depreciation and amortization	1,970	2,241
Interest expense and other expenses, net	2,776	2,671
NOI from equity method investments at ownership share(1)	$7,023	$8,038
(1)NOI is a non-GAAP measure. See definition of NOI on page 37.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$6,719	$7,000	$172	$775	$6,891	$7,775
CAM reimbursement income	1,684	1,668	7	24	1,690	1,691
Real estate tax income	943	942	43	52	986	995
Percentage rent	46	80	—	—	46	80
Lease termination revenue	3	251	—	—	3	251
	9,395	9,941	222	851	9,616	10,792
Less: credit losses	(66)	—	(2)	—	(68)	—
Lease revenue	9,329	9,941	220	851	9,548	10,792
Expense reimbursements	451	492	41	80	492	571
Other real estate revenue	280	228	171	176	451	404
Total real estate revenue	10,060	10,661	432	1,107	10,491	11,767
Property operating expenses
CAM and real estate taxes	(2,271)	(2,201)	(366)	(464)	(2,637)	(2,665)
Utilities	(203)	(221)	(45)	(95)	(248)	(316)
Credit losses	—	(71)	—	(19)	—	(90)
Other property operating expenses	(534)	(593)	(50)	(66)	(583)	(658)
Total property operating expenses	(3,008)	(3,086)	(461)	(644)	(3,468)	(3,729)
NOI from equity method investments at ownership share(1)	7,052	7,575	(29)	463	7,023	8,038
Less: Lease termination revenue	3	251	—	—	3	251
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$7,049	$7,324	$(29)	$463	$7,020	$7,787
(1)NOI is a non-GAAP measure. See definition of NOI on page 37.

Pennsylvania Real Estate Investment Trust
Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)
(in thousands, except per share amounts)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2019	2018
FUNDS FROM OPERATIONS
Net loss	$(16,223)	$(3,712)
Depreciation and amortization on real estate
Consolidated properties	34,565	33,663
PREIT's share of equity method investments	1,970	2,241
Gain on sale of real estate by equity method investee	—	(2,773)
Dividends on preferred shares	(6,844)	(6,844)
Funds from operations attributable to common shareholders and OP Unit holders(1)	13,468	22,575
Insurance losses, net	236	—
Loss on debt extinguishment	4,768	—
Impairment of development land parcel	1,464	—
Provision for employee separation expense	719	—
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$20,655	$22,575
FUNDS AVAILABLE FOR DISTRIBUTION(1)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$20,655	$22,575
Adjustments:
Straight line rent	(1,589)	(1,019)
Recurring capital expenditures	(2,013)	(2,190)
Tenant allowances	(2,070)	(1,667)
Amortization of non-cash deferred compensation	1,922	1,924
Capitalized leasing costs	(320)	(2,172)
Amortization of above- and below-market lease intangibles	(14)	(28)
Funds available for distribution to common shareholders and OP Unit holders(1)	$16,571	$17,423
Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.17	$0.29
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.26	$0.29
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.21	$0.22
PAYOUT RATIOS (2)
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders	64.3%	55.2%
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders, as adjusted	55.6%	52.2%
Payout ratio of funds available for distribution attributable to common shareholders and OP Unit holders	96.6%	85.2%
Weighted average number of shares outstanding	71,358	69,601
Weighted average effect of full conversion of OP Units	6,884	8,274
Effect of common share equivalents	309	209
Total weighted average shares outstanding, including OP Units	78,551	78,084

(1) Non-GAAP measures. See definitions on page 37.
(2) Twelve months ended March 31, 2019 and March 31, 2018, respectively.

Pennsylvania Real Estate Investment Trust
Condensed Consolidated Balance Sheet
(in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Investments in real estate, at cost
Operating properties	$3,058,422	$3,063,531
Construction in progress	119,873	115,182
Land held for development	5,881	5,881
Total investments in real estate	3,184,176	3,184,594
Accumulated depreciation	(1,148,794)	(1,118,582)
Net investments in real estate	2,035,382	2,066,012
Investments in partnerships, at equity	149,795	131,124
Other assets:
Cash and cash equivalents	10,416	18,084
Tenant and other receivables, net (1)	35,344	38,914
Intangible assets, net	17,020	17,868
Deferred costs and other assets, net	107,239	110,805
Assets held for sale	35,275	22,307
Total assets	$2,390,471	$2,405,114
LIABILITIES AND EQUITY
Liabilities:
Mortgage loans, net	$985,763	$1,047,906
Term Loans, net	547,478	547,289
Revolving Facility	162,000	65,000
Tenants’ deposits and deferred rent	10,261	15,400
Distributions in excess of partnership investments	91,227	92,057
Fair value of derivative instruments	6,364	3,010
Other liabilities	85,431	87,901
Total liabilities	1,888,524	1,858,563
Equity:
Total equity	501,947	546,551
Total liabilities and equity	$2,390,471	$2,405,114

(1)	Total includes straight line rent receivables of $28.1 million as of March 31, 2019 and $27.2 million as of December 31, 2018.

Pennsylvania Real Estate Investment Trust
Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP)
(in thousands)

	March 31, 2019	December 31, 2018
ASSETS:
Investments in real estate, at cost:
Operating properties	$276,067	$276,977
Construction in progress	222,716	211,637
Total investments in real estate	498,783	488,614
Accumulated depreciation	(106,918)	(106,066)
Net investments in real estate	391,865	382,548
Cash and cash equivalents	16,561	9,283
Deferred costs and other assets, net	15,140	14,564
Total assets	423,566	406,395
LIABILITIES:
Mortgage loans, net	231,297	231,426
FDP Term Loan	125,000	125,000
Other liabilities	8,701	10,902
Total liabilities	364,998	367,328
Net investment	$58,568	$39,067
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$149,795	$131,124
Distributions in excess of partnership investments	(91,227)	(92,057)
Net investment	$58,568	$39,067

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust
Leasing Activity Summary - Quarter Ended March 31, 2019

					Initial Rent per square foot ("psf")		Initial Gross Rent Renewal Spread (1)		Average Rent Renewal Spread (2)	Annualized Tenant Improvements psf (3)
		Number	GLA	Term		Previous Rent psf	$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	19	70,711	10.3	$39.91					$13.80
	Unconsolidated(4)	1	5,500	10.0	39.09					26.19
Total Under 10k sf		20	76,211	10.3	39.85	n/a	n/a	n/a	n/a	14.67

Over 10k sf	Consolidated	1	20,091	9.6	8.21	n/a	n/a	n/a	n/a	17.01
Total New Leases		21	96,302	10.1	$33.25	n/a	n/a	n/a	n/a	$15.13
Renewal Leases
Under 10k sf	Consolidated	26	63,833	3.5	$58.84	$56.72	$2.12	3.7%	1.2%	$2.56
	Unconsolidated(4)	3	3,725	1.6	72.75	70.38	2.37	3.4%	4.2%	—
Total Under 10k sf		29	67,558	3.4	$59.61	$57.47	$2.13	3.7%	1.4%	$2.49

Over 10k sf	Consolidated	4	80,159	4.8	$14.65	$14.02	$0.63	4.5%	5.6%	$1.11
Total Fixed Rent		33	147,717	4.1	$35.21	$33.89	$1.32	3.9%	2.5%	$1.63
Percentage in Lieu	Consolidated	32	120,827	1.9	$30.82	$43.71	$(12.89)	(29.5)%	n/a	—
Total Renewal Leases		65	268,544	3.1	$33.24	$38.31	$(5.07)	(13.2)%	2.4%	$1.19
Total Non Anchor		86	364,846	5.0	$33.24
Anchor
New Leases		1	43,840	10.4	$16.50	n/a	n/a	n/a	n/a	$11.62
Renewal Leases	Consolidated	6	629,743	3.8	$3.48	$4.25	$(0.77)	(18.1)%	n/a	$—
Total		7	673,583	4.7	$4.33

(1)
Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent. In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)
Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease. For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.

(4)
We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Use of Non-GAAP Measures” for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust
Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	March 31, 2019								March 31, 2018
	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Actual Occupancy		Leased Occupancy		% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Actual Occupancy
					Total	Non-Anchor	Total	Non-Anchor					Total	Non-Anchor

Malls	87.0%	$517	$60.24	12.7%	94.7%	91.5%	95.4%	92.5%	85.7%	$503	$61.01	12.9%	93.7%	91.8%
Non-Core Malls	7.8%	359	46.36	13.0%	72.0%	80.2%	72.5%	81.3%	8.8%	354	48.65	13.8%	91.0%	85.2%
Malls Total	94.8%	$499	$58.86	12.7%	91.3%	90.3%	92.0%	91.3%	94.5%	$485	$59.62	13.0%	93.3%	91.1%
Other Retail Properties	5.1%	N/A	24.38	—%	93.0%	92.5%	93.6%	93.0%	5.4%	N/A	25.06	N/A	91.3%	90.6%
Total Retail Properties	100.0%	N/A	$49.64	N/A	91.5%	90.7%	92.2%	91.6%	99.9%	N/A	$50.49	N/A	93.1%	91.0%
Other Properties (3)	—%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.1%	N/A	N/A	N/A	N/A	N/A
Total Portfolio	100.0%	$499	$49.64		91.5%	90.7%	92.2%	91.6%	100.0%	$485	$50.49		93.1%	91.0%

(1)
Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(2)	Average gross rent for mall tenants greater than 10,000 sf was $21.97 per square foot as of March 31, 2019 and $21.98 per square foot as of March 31, 2018.

(3)	Operating metrics for Fashion District Philadelphia as of March 31, 2019 and 2018, respectively, are excluded because the property is under redevelopment.

Pennsylvania Real Estate Investment Trust
Mall Occupancy Percentage and Sales Per Square Foot

		March 31, 2019			March 31, 2018			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occ %	Non Anchor Occ %	Avg Comp Sales (1)	Total Occ %	Non Anchor Occ %	Avg Comp Sales (1)	Total Occ %	Non Anchor Occ %
Top 6 Malls
Willow Grove Park	6.3%	$749	93.6%	88.9%	$701	94.1%	89.9%	6.8%	(0.5)%	(1.0)%
Cherry Hill Mall	13.8%	690	94.7%	93.6%	659	96.5%	95.8%	4.7%	(1.8)%	(2.2)%
Woodland Mall	5.7%	579	98.4%	98.4%	538	96.2%	96.2%	7.6%	2.2%	2.2%
Lehigh Valley Mall	5.6%	568	91.4%	86.0%	571	94.4%	90.7%	(0.5)%	(3.0)%	(4.7)%
The Mall at Prince Georges	6.4%	558	98.4%	96.6%	513	93.6%	86.7%	8.8%	4.8%	9.9%
Springfield Town Center	9.9%	552	93.4%	91.1%	540	92.1%	89.4%	2.2%	1.3%	1.7%
	47.7%	$621	94.7%	92.2%	$596	94.3%	91.6%	4.2%	0.4%	0.6%

Malls 7-12
Dartmouth Mall	3.6%	522	98.3%	97.1%	521	96.5%	94.2%	0.2%	1.8%	2.9%
Jacksonville Mall	3.7%	501	99.9%	99.8%	529	98.2%	96.5%	(5.3)%	1.7%	3.3%
Magnolia Mall	2.9%	464	98.6%	97.7%	451	95.3%	91.7%	2.9%	3.3%	6.0%
Viewmont Mall	4.0%	429	97.8%	95.5%	430	98.3%	96.5%	(0.2)%	(0.5)%	(1.0)%
Capital City Mall	4.5%	434	98.5%	97.8%	407	93.4%	90.1%	6.6%	5.1%	7.7%
Patrick Henry Mall	4.2%	417	94.8%	92.4%	403	96.8%	95.3%	3.5%	(2.0)%	(2.9)%
	22.9%	$453	98.1%	96.7%	$446	96.4%	93.9%	1.6%	1.7%	2.8%

Malls 13-18
Moorestown Mall	3.1%	410	92.3%	82.1%	415	91.7%	81.8%	(1.2)%	0.6%	0.3%
Valley Mall	4.0%	410	96.4%	92.8%	405	79.5%	96.3%	1.2%	16.9%	(3.5)%
Springfield Mall	1.6%	404	96.8%	96.8%	424	97.4%	97.4%	(4.7)%	(0.6)%	(0.6)%
Cumberland Mall	3.2%	387	86.5%	77.9%	369	96.0%	93.5%	4.9%	(9.5)%	(15.6)%
Francis Scott Key Mall	3.4%	373	91.8%	87.2%	369	93.6%	89.9%	1.1%	(1.8)%	(2.7)%
Plymouth Meeting Mall	6.0%	326	91.7%	87.3%	356	90.8%	85.9%	(8.4)%	0.9%	1.4%
	21.3%	$385	92.2%	86.5%	$392	90.7%	90.3%	(1.8)%	1.5%	(3.8)%

All Core Malls	91.8%	$517	94.7%	91.5%	$503	93.7%	91.8%	2.8%	1.0%	(0.3)%

Non-Core Malls
Wyoming Valley Mall	2.8%	$377	65.6%	87.2%	$380	97.3%	90.5%	(0.8)%	(31.7)%	(3.3)%
Valley View Mall	2.2%	355	71.4%	92.3%	376	94.1%	88.6%	(5.6)%	(22.7)%	3.7%
Exton Square Mall	3.2%	342	78.4%	70.0%	316	83.6%	80.5%	8.2%	(5.2)%	(10.5)%

All Non-Core Malls	8.2%	$359	72.0%	80.2%	$354	91.0%	85.2%	1.4%	(19.0)%	(5.0)%

All Malls	100.0%	$499	91.3%	90.3%	$485	93.3%	91.1%	2.9%	(2.0)%	(0.8)%

(1)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months..

Pennsylvania Real Estate Investment Trust
Top Twenty Tenants
March 31, 2019

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline	43	8	51	4.4%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	38	6	44	3.9%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zale's Jewelers, Silver & Gold Connection	58	9	67	3.0%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	9	2	11	2.5%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	17	4	21	2.5%
Express, Inc	Express, Express Factory Outlet, Express Men	14	3	17	2.0%
Forever 21, Inc.	Forever 21	11	1	12	1.9%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy	13	9	22	1.9%
J.C. Penney Company, Inc.	JC Penney	14	2	16	1.7%
Macy's	Bloomingdale's, Macy's	15	2	17	1.6%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kids, Underground by Journeys	29	4	33	1.4%
Ascena Retail Group, Inc.	Ann Taylor, Dress Barn, Justice, Lane Bryant, Loft, Maurices	25	5	30	1.4%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut	27	6	33	1.4%
Cineworld Group	Regal Cinemas	4	—	4	1.4%
Dave & Buster's, Inc.	Dave & Buster's	3	—	3	1.3%
H&M Hennes & Mauritz L.P.	H&M	14	—	14	1.2%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	—	8	1.1%
The Children's Place, Inc.	The Children's Place	14	2	16	1.1%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore	15	2	17	1.0%
Amazon.com, Inc.	Whole Foods	2	—	2	1.0%
Total Top 20 Tenants		373	65	438	37.9%
Total Leases		1,508	331	1,839	100.0%

(1)	Excludes tenants from Fashion District Philadelphia.

(2)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of March 31, 2019.

Pennsylvania Real Estate Investment Trust
Lease Expirations as of March 31, 2019
(dollars in thousands except per square foot ("psf") amounts)

Non-Anchors (1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2019 and Prior	283	642,785	7.5%	$36,365	$32,213	10.1%	$56.57
2020	261	1,173,940	13.7%	41,289	36,315	11.4%	35.17
2021	237	1,041,566	12.2%	38,039	32,234	10.1%	36.52
2022	178	583,257	6.8%	30,171	26,221	8.2%	51.73
2023	174	1,053,058	12.3%	39,404	34,855	10.9%	37.42
2024	139	683,947	8.0%	36,657	33,823	10.6%	53.60
2025	160	727,365	8.5%	39,267	31,585	9.9%	53.99
2026	119	604,677	7.1%	31,123	24,578	7.7%	51.47
2027	103	667,824	7.8%	26,572	24,586	7.7%	39.79
2028	80	653,851	7.6%	22,503	21,453	6.7%	34.42
Thereafter	60	728,177	8.5%	22,591	21,642	6.7%	31.02
Total/Average	1,794	8,560,447	100.0%	$363,981	$319,505	100.0%	$42.52

Anchors (1)
		Gross Leasable Area		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring (4)	Expiring GLA	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2019 and Prior	1	144,301	2.7%	$95	$95	0.4%	$0.66
2020	4	383,752	7.1%	$1,511	$1,511	5.8%	$3.94
2021	7	675,619	12.5%	3,566	2,357	9.1%	5.28
2022	9	1,321,215	24.5%	4,659	4,304	16.5%	3.53
2023	3	348,592	6.5%	1,894	1,894	7.3%	5.43
2024	5	702,674	13.0%	3,205	3,205	12.3%	4.56
2025	4	635,169	11.8%	2,211	2,211	8.4%	3.48
2026	1	58,371	1.1%	861	861	3.3%	14.75
2028	9	982,424	18.2%	6,811	6,811	26.2%	6.93
Thereafter	2	135,155	2.6%	2,791	2,791	10.7%	20.65
Total/Average	45	5,387,272	100.0%	$27,604	$26,040	100.0%	$5.12

(1)	Only includes owned space. Excludes tenants from Fashion District Philadelphia.

(2)	Does not include tenants occupying space under license agreements with initial terms of less than one year. The aggregate GLA of these tenants is 376,469 square feet.

(3)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

(4)	Accounts for all contiguous anchor space as one lease.

Pennsylvania Real Estate Investment Trust
Property Information as of March 31, 2019

		Landlord Owned Anchors/Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large	Small	Vacant	Total
							Format	Shop		GLA
Malls
Capital City Mall	Camp Hill, PA	JCPenney	2028	102,825	Macy's	120,000	104,806	164,429	7,230	611,269
		Dick's Sporting Goods	2028	61,677
		Field & Stream	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	227,087	426,295	44,390	1,314,657
					Macy's	304,600
Cumberland Mall	Vineland, NJ	Burlington	2020	80,983	BJ's Wholesale Club	117,889	137,493	141,010	91,813	950,987
		The Home Depot	2024	132,013	Boscov's	155,341
		Dick's Sporting Goods	2028	50,000
		Regal Cinemas	2024				44,445
Dartmouth Mall	Dartmouth, MA	JCPenney	2024	100,020	Macy's	140,000	129,427	140,483	9,283	672,641
		Sears	2021	108,440
		AMC Theaters	2026				44,988
Francis Scott Key Mall	Frederick, MD	JCPenney	2021	101,293	Macy's	139,333	139,863	152,314	50,423	754,259
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2021	72,510			123,079	128,981	602	494,777
		JCPenney	2025	51,812
		Sears	2021	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	141,510	350,998	83,334	1,159,828
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	154,761	8,142	601,721
		Best Buy	2023	32,054
		JCPenney	2022	104,107
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689

Pennsylvania Real Estate Investment Trust
Property Information as of March 31, 2019

		Landlord Owned Anchors/Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large	Small	Vacant	Total
							Format	Shop		GLA
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765			63,039	181,423	72,007	932,354
		Lord & Taylor	2020	121,200
		Sears	2022	205,591
		Regal Cinemas	2028				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	215,212	22,738	717,664
		JCPenney	2020	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			126,579	208,865	60,841	731,090
		Whole Foods	2029	65,155
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	195,007	7,135	610,618
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	321,071	64,866	1,373,163
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2029				49,788
		Saks OFF 5th	2026				29,438
The Mall at Prince Georges	Hyattsville, MD	JCPenney	2021	148,778			177,988	253,439	15,187	926,233
		Macy's	2023	195,655
		Target	2024	135,186
Valley Mall	Hagerstown, MD	JCPenney	2024	157,455			95,023	221,598	28,499	796,569
		Belk	2028	123,094
		Regal Cinemas	2028				53,059
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	88,420	165,866	12,027	689,226

Pennsylvania Real Estate Investment Trust
Property Information as of March 31, 2019

		Landlord Owned Anchors/Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large	Small	Vacant	Total
							Format	Shop		GLA
		Dick's Sporting Goods/Field & Stream	2028	90,000
Willow Grove Park	Willow Grove, PA	Macy's	2022	225,000	Bloomingdale's	237,537	78,219	240,116	39,724	1,036,512
		Nordstrom Rack	2022	40,332	Sears(1)	175,584

Woodland Mall	Grand Rapids, MI				JCPenney	254,905	162,636	252,141	6,678	833,676
					Macy's	157,316

Total Malls				4,492,683		3,385,924	2,789,709	3,914,009	624,919	15,207,244

Non Same-Store Mall and Other Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	41,884	200,766	186,969	1,046,491
		Sears	2019	144,301
		Round 1	2026	58,371
		Whole Foods (2)	2037				55,000
Gloucester Premium Outlets	Blackwood, NJ	—		—			37,303	267,865	64,780	369,948
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2021	67,185	Lowe's	163,215	287,711	56,292	—	778,190
					Target	137,514
		Dick's Sporting Goods	2020				41,593
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	239,186	54,141	54,575	704,526
					The Home Depot	130,751
		Dick's Sporting Goods	2021				49,381

Pennsylvania Real Estate Investment Trust
Property Information as of March 31, 2019

		Landlord Owned Anchors/Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Exp Year	Anchor GLA	Tenant	GLA	Large	Small	Vacant	Total
							Format	Shop		GLA
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	—	462,883
					Weis Market	65,032
Valley View Mall(3)	La Crosse, WI	JCPenney	2020	96,357			30,701	162,918	229,506	519,482
Valley View Center	LaCrosse, WI	Dick's Sporting Goods	2025				45,000	22,267		67,267
Wyoming Valley Mall (4)	Wilkes-Barre, PA	JCPenney	2022	172,860			64,016	162,854	286,142	832,253
		Macy's	2020	146,381
Wyoming Valley Center	Wilkes-Barre, PA						78,229	—	—	78,229
Total Non-Same Store Mall and Other Retail Properties				923,075		929,142	1,242,770	942,310	821,972	4,859,269

Total Portfolio				5,415,758		4,315,066	4,032,479	4,856,319	1,446,891	20,066,513

(1) Approximately 69,000 square feet of this space has been subleased to Primark.
(2) Located on parcel of land adjacent to Exton Square Mall. Whole Foods parcel was sold in April 2019.
(3) Vacant GLA includes 100,000 square feet from former Herberger's store which closed in the third quarter of 2018.
(4) Vacant GLA includes 155,392 square feet from former Bon-Ton store and 117,477 from former Sears store, both of which closed in the third quarter of 2018.

Pennsylvania Real Estate Investment Trust
Investment in Real Estate - Consolidated Properties
(in thousands)

	March 31, 2019
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(4)
Malls
Capital City Mall	$133,038	$3,795	$48,083	$88,750	$—
Cherry Hill Mall	477,407	182	249,308	228,281	274,072
Cumberland Mall	84,030	—	29,175	54,855	43,502
Dartmouth Mall	81,404	472	40,937	40,939	59,486
Exton Square Mall	49,019	—	10,777	38,242	—
Francis Scott Key Mall	98,263	—	41,252	57,011	68,469
Jacksonville Mall	93,765	—	38,440	55,325	—
Magnolia Mall	106,635	1,844	47,055	61,424	—
Moorestown Mall	174,881	5,803	67,462	113,222	—
Patrick Henry Mall	155,846	—	70,333	85,513	90,240
Plymouth Meeting Mall	191,652	19,498	89,954	121,196	—
The Mall at Prince Georges	141,066	179	59,581	81,664	—
Springfield Town Center	494,296	—	54,502	439,794	—
Valley Mall	129,852	10,435	46,080	94,207	—
Valley View Mall	38,340	2	11,838	26,504	27,936
Viewmont Mall	121,185	—	46,466	74,719	57,000
Willow Grove Park	227,475	19,613	100,282	146,806	159,049
Woodland Mall	200,874	58,050	74,004	184,920	125,100
Wyoming Valley Mall	59,394	—	23,265	36,129	73,429
Total Malls	3,058,422	119,873	1,148,794	2,029,501	978,283
Other Properties
Land held for development	5,881	—	—	5,881	—
Total Investment in Real Estate	$3,064,303	$119,873	$1,148,794	$2,035,382	$978,283

Property held for sale
Exton Square Mall Whole Foods(1)	$19,269	$—	$1,354	$17,915	$—
Springhills (2)	—	9,577	—	9,577	—
White Clay Point(3)	—	6,433	—	6,433	—
Total held for sale	$19,269	$16,010	$1,354	$33,925	$—
(1) Exton Square Mall Whole Foods was classified as an asset held for sale as of March 31, 2019.
(2) Springhills, a former development property located in Gainesville, Florida, was classified as construction in progress as of December 31, 2017 and as an asset held for sale as of March 31, 2019.
(3) White Clay Point, a former development property located in New Garden Township, Pennsylvania, was classified as construction in progress as of December 31, 2017 and as an asset held for sale as of March 31, 2019.
(4) Refer to page 34 for further information.

Pennsylvania Real Estate Investment Trust
Investment in Real Estate - Equity Method Investments at Ownership Share
(in thousands)

	March 31, 2019
	Operating Properties and Land Held for Development	CIP	Accumulated Depreciation	Net Real Estate	Debt(2)
Unconsolidated Malls
Fashion District Philadelphia(1)	$48,185	$220,621	$7,513	$261,293	$125,000
Lehigh Valley Mall	49,398	1,076	27,688	22,786	97,716
Springfield Mall	58,481	60	22,851	35,690	30,663
Total Unconsolidated Malls	156,064	221,757	58,052	319,769	253,379
Unconsolidated Other Retail Properties
Gloucester Premium Outlets	27,360	150	3,946	23,564	21,500
Metroplex Shopping Center	42,995	25	25,562	17,458	38,103
The Court at Oxford Valley	29,087	—	12,928	16,159	27,049
Red Rose Commons	14,215	—	4,047	10,168	13,082
Total Unconsolidated Other Retail Properties	113,657	175	46,483	67,349	99,734
Unconsolidated Property Under Development
Pavilion at Market East	6,346	784	2,383	4,747	3,184
TOTAL INVESTMENT IN REAL ESTATE	$276,067	$222,716	$106,918	$391,865	$356,297
(1)CIP includes $41.0 million of existing building shell that was reclassified from operating properties.
(2) Refer to page 34 for further debt information.

Pennsylvania Real Estate Investment Trust
Anchor Replacement Summary
March 31, 2019

	Former Anchors				Replacement Tenant(s)
Property	Name	GLA '000's	Date Closed	Decommission Date	Name	GLA '000's	Actual/Targeted Occupancy Date
Completed:
Exton Square Mall	Kmart	96	Q1 16	Q2 16	Whole Foods	55	Q1 18
Magnolia Mall	Sears	91	Q1 17	Q2 17	Burlington	46	Q3 17
					HomeGoods	22	Q2 18
					Five Below	8	Q2 18
Moorestown Mall	Macy's	200	Q1 17	Q2 17	HomeSense	28	Q3 18
					Five Below	9	Q4 18
					Sierra Trading Post	19	Q1 19
Valley Mall	Macy's	120	Q1 16	Q4 17	Tilt Studio	48	Q3 18
					One Life Fitness	70	Q3 18
	Bon-Ton	123	Q1 18	Q1 18	Belk	123	Q4 18
In process:
Plymouth Meeting Mall	Macy's(1)	215	Q1 17	Q2 17	Burlington	41	Q4 19
					Dick's Sporting Goods	58	Q4 19
					Edge Fitness	38	Q4 19
					Michael's	26	Q4 19
					Miller's Ale House	7	Q4 19
Valley Mall	Sears	123	Q3 17	Q2 18	Dick's Sporting Goods	57	Q2 20
Moorestown Mall	Macy's	see above			Michael's	25	Q1 20
Woodland Mall	Sears	313	Q2 17	Q2 17	Von Maur	87	Q4 19
					REI	20	Q2 19
					Urban Outfitters	8	Q4 19
					Black Rock Bar & Grill	9	Q4 19
					Restaurants and small shops	13	Q4 19
Willow Grove Park	JC Penney	125	Q3 17	Q1 18	Studio Movie Grill	49	Q1 20
					Yard House	8	Q2 20
					Restaurant and entertainment space	36	Q4 19

(1)	Property is subject to a ground lease.

Pennsylvania Real Estate Investment Trust
Property Redevelopment Table as of March 31, 2019

NAME OF PROJECT LOCATION	PREIT's PROJECTED SHARE OF COST (1)	TOTAL PROJECT COST (1)	PREIT'S INVESTMENT TO DATE	TARGETED RETURN ON INCREMENTAL INVESTMENT	CONSTRUCTION START DATE	EXPECTED CON- STRUCTION COMPLETION	STABILIZATION YEAR	PERCENTAGE LEASED OR NEGOTIATING
	(in millions)	(in millions)	(in millions)

Fashion District Philadelphia (2) Philadelphia, PA	$200-210	$400-420	$183.2	7-7.5%	2016	2019	2021	85.0%
-Redevelopment of the Gallery in downtown Philadelphia includes Burlington, Century 21, H&M, Nike, Forever 21, AMC Theatres, Round One, City Winery, Ulta, Hollister, Columbia Sportswear, Guess Factory, and other retail, entertainment, and large format restaurant uses.

Woodland Mall Grand Rapids, MI	$89-90	$89-90	$58.8	5.0-6.0%	2017	2019	2021	89.2%
-Upgrade of existing tenant mix including: 90,000 square foot Von Maur, new-to-market tenants: Urban Outfitters, REI, and Black Rock Bar & Grill along with additional high quality dining & retail, replacing a former Sears store.

The Mall at Prince Georges Hyattsville, MD	$32-33	$32-33	$27.2	9.2%	2016	2018	2019	96.0%
-Cosmetic refresh complemented by complete remerchandising including addition of H&M, DSW, and ULTA Beauty in addition to streetscape quick service restaurant additions Chipotle, Mezeh Mediteranean Grill, and Five Guys.

Anchor replacements:

Capital City Mall Camp Hill, PA	$31-32	$31-32	$28.0	7.5-8.0%	2017	2018	2019	93.6%
-58,000 square foot Dick’s Sporting Goods replaced Sears along with Fine Wine & Good Spirits, Sears Appliance, and additional small shop tenants and outparcels. Dave & Buster's opened October 2018.

Moorestown Mall Moorestown, NJ	$28-29	$28-29	$22.8	6.5-7.0%	2018	2019	2020	80.9%
-HomeSense, Five Below, and Sierra Trading Post opened in former Macy's box and will be joined by Michael's in 2019.

Valley Mall Hagerstown, MD	$22-23	$22-23	$16.5	8.0-8.5%	2018	2018	2019	100.0%
-Belk, Onelife Fitness, and Tilt Studio replacing former Bon-Ton and Macy's.

Plymouth Meeting Mall Plymouth Meeting, PA	$45-46	$45-46	$18.2	6.5-7.5%	2017	2019	2020	92.6%
-Addition of 5 new and distinct uses in former Macy's box as the evolution of property continues - DICK's Sporting Goods, Burlington, Edge Fitness, Michael's and Miller's Ale House.

Willow Grove Park Mall Willow Grove, PA	$27-28	$27-28	$19.6	7.5-8.0%	2018	2019	2020	81.6%
-Addition of Studio Movie Grill, offering movies and in-theater dining, with other dining and entertainment tenants planned in former JC Penney box.
(1) PREIT's projected share of costs is net of any expected tenant reimbursements, parcel sales, tax credits or other incentives.
(2) Total Project Costs are net of $25.0 million of approved public financing grants that will be a reduction of costs. Total project cost does not include approximately $60 million of deferred maintenance and central plant costs.

Pennsylvania Real Estate Investment Trust
Capital Expenditures
(in thousands)

	Quarter Ended March 31, 2019
	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$10,986	$11,266	$22,252
Tenant allowances	1,948	122	2,070
Recurring capital expenditures:
CAM expenditures	1,568	45	1,613
Non-CAM expenditures	396	4	400
Total recurring capital expenditures	1,964	49	2,013
Total	$14,898	$11,437	$26,335

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust
Debt Analysis as of March 31, 2019
(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$974,614	47.4%	$13,854	0.7%	$988,468	48.1%
Unconsolidated mortgage loans payable (3)	206,613	9.9%	24,684	1.2%	231,297	11.1%
Consolidated Term Loans (4)	450,000	21.9%	100,000	4.9%	550,000	26.8%
Unconsolidated Term Loan (5)	—	—%	125,000	6.1%	125,000	6.1%
2018 Revolving Facility	—	—%	162,000	7.9%	162,000	7.9%
TOTAL OUTSTANDING DEBT	$1,631,227	79.2%	$425,538	20.8%	$2,056,765	100.0%
AVERAGE STATED INTEREST RATE	4.01%		4.12%		4.04%

(1)	Includes variable rate debt swapped to fixed rate debt.

(2)	Excludes deferred financing costs of $2,705.

(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $881.

(4)	Excludes deferred financing costs of $2,522.

(5)	Reflects our share of Term Loan debt of equity method investee. Excludes our share of deferred financing costs of $985.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	12/31/2018	$1,283,325	$65,000	$675,000	$2,023,325
2018 Revolving Facility Borrowing	1/2/2019	—	3,000	—	3,000
2018 Revolving Facility Borrowing	1/28/2019	—	20,000	—	20,000
2018 Revolving Facility Borrowing	3/14/2019	—	84,000	—	84,000
Capital City Mall Defeasance	3/18/2019	(58,474)	—	—	(58,474)
2018 Revolving Facility Repayment	3/29/2019	—	(10,000)	—	(10,000)
Mortgage loan amortization, including our share of debt of equity method investees		(5,086)	—	—	(5,086)
Ending Balance	3/31/2019	$1,219,765	$162,000	$675,000	$2,056,765
Weighted Average Balance		$1,273,538	$97,356	$675,000	$2,045,893

	Debt Maturities (1)
Year	Scheduled Amortization	Def Fin Cost Amort Mortgages	Mortgage Balance at Initial Maturity Date	2018 Revolving Facility	Term Loans	Def Fin Cost Amort Term Loans	Total Debt
2019	$16,745	$(823)	$—	$—	$—	$(760)	$15,162
2020	22,831	(1,066)	27,161	—	—	(1,013)	47,913
2021	23,338	(683)	229,955	—	250,000	(987)	501,623
2022	18,705	(358)	377,489	—	—	(596)	395,240
2023	11,650	(247)	153,548	162,000	425,000	(151)	751,800
Thereafter	20,910	(409)	317,433	—	—	—	337,934
	$114,179	$(3,586)	$1,105,586	$162,000	$675,000	$(3,507)	$2,049,672

(1)
The weighted average period to total debt maturity is 4.18 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2019	$—	—%
2020	27,936	5.95%
2021	235,600	3.71%
2022	407,543	4.10%
2023	171,018	4.71%
Thereafter	377,668	4.13%
Total	$1,219,765	4.16%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust
Debt Schedule as of March 31, 2019
(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Valley View Mall	$27,936	5.95%	$2,290	$27,161	July 2020	July 2020
Viewmont Mall (1)	57,000	3.73%	2,126	57,000	Mar 2021	Mar 2021
Woodland Mall (1)	125,100	3.02%	5,452	121,600	Apr 2021	Apr 2021
Red Rose Commons (2)	13,082	5.14%	978	12,379	July 2021	July 2021
The Court at Oxford Valley (2)	27,049	5.56%	2,058	25,782	July 2021	July 2021
Cumberland Mall	43,502	4.40%	3,433	38,157	Aug 2022	Aug 2022
Cherry Hill Mall	274,072	3.90%	16,980	251,120	Sept 2022	Sept 2022
Francis Scott Key Mall (1)	64,800	5.01%	3,244	63,137	Jan 2022	Jan 2023
Dartmouth Mall	59,486	3.97%	3,825	53,300	Apr 2023	Apr 2023
Metroplex Shopping Center (2)	38,103	5.00%	2,818	33,502	Oct 2023	Oct 2023
Wyoming Valley Mall	73,429	5.17%	5,123	66,746	Dec 2023	Dec 2023
Patrick Henry Mall	90,240	4.35%	5,748	77,592	July 2025	July 2025
Springfield Mall (2)	30,663	4.45%	1,964	26,298	Oct 2025	Oct 2025
Willow Grove Park	159,049	3.88%	9,599	133,754	Oct 2025	Oct 2025
Lehigh Valley Mall (2)	97,716	4.06%	5,768	79,789	Nov 2027	Nov 2027
Total Fixed Rate Mortgage Loans	$1,181,227	4.16%	$71,406	$1,067,317
Variable Rate Mortgage Loans
Pavilion East Associates (2)	$3,184	5.35%	$270	$3,009	Feb 2021	Feb 2021
Viewmont Mall	10,185	4.84%	493	10,185	Mar 2021	Mar 2021
Gloucester Premium Outlets (2)	21,500	3.99%	858	21,500	Mar 2022	Mar 2023
Francis Scott Key Mall	3,669	5.09%	187	3,575	Jan 2022	Jan 2023
Total Variable Rate Mortgage Loans	$38,538	4.43%	$1,808	$38,269
Total Mortgage Loans	$1,219,765	4.16%	$73,214	$1,105,586
Consolidated Mortgage Loans	$988,468	4.06%	$58,313	$899,752
Consolidated deferred financing fees	(2,705)	N/A	N/A	N/A
Unconsolidated Mortgage Loans	231,297	4.51%	14,714	202,259
Unconsolidated Deferred Financing Fees	(881)	N/A	N/A	N/A
2014 7 Year Term Loan (fixed)	150,000	3.35%	5,025	150,000	Dec 2021	Dec 2021
2014 7 Year Term Loan (variable)	100,000	4.09%	4,090	100,000	Dec 2021	Dec 2021
2018 5 Year Term Loan (fixed)	300,000	3.79%	11,370	300,000	May 2023	May 2023
Unconsolidated Term Loan (variable)	125,000	4.49%	5,613	125,000	Jan 2023	Jan 2023
Term Loan Deferred Financing Fees	(3,507)	N/A	N/A	N/A
2018 Revolving Facility	162,000	3.79%	6,140	162,000	May 2022	May 2023
Total	$2,049,672	4.04%	$105,265	$1,939,011
Amortization of Deferred Financing Fees	—	0.16%	—	—
Effective Interest Rate	$2,049,672	4.20%	$105,265	$1,939,011

(1)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.

(2)	Includes our share of debt of equity method investees, based on our ownership percentage..

Pennsylvania Real Estate Investment Trust
Selected Debt Ratios (1)

March 31, 2019
Consolidated Liabilities to Gross Asset Value	53.92%
Ratio of Consolidated Liabilities to Gross Asset Value shall not exceed 60%
Secured Indebtedness to Gross Asset Value	34.02%
Secured indebtedness to Gross Asset Value may not exceed 60%
Adjusted EBITDA to Fixed Charges	1.74
Adjusted EBITDA may not be less than 1.50 to 1.00
Unencumbered Adjusted NOI to Unsecured Interest Expense	4.23
Unencumbered Adjusted NOI to Unsecured Interest Expense may not be less than 1.75 to 1.00
Unencumbered Debt Yield	14.04%
The ratio of Unencumbered Adjusted NOI to Unsecured Debt may not be less than 11%

(1)
The 2018 Revolving Facility Agreement and 2018 Term Loan Agreement dated May 24, 2018, and the 7-Year 2014 Term Loan Agreement, as amended, dated June 5, 2018 (collectively, the "Credit Facility Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios.  All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Facility Agreements.  In addition to the ratios set forth herein, there are several other ratios set forth in the covenants under the Credit Facility Agreements with which the Company must comply, which are described in the Company’s quarterly report on form 10-Q for the quarterly period ended June 30, 2018.

Pennsylvania Real Estate Investment Trust
Forward Looking Statements

This Quarterly Supplemental and Operating Information contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;

•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;

•	our ability to maintain and increase property occupancy, sales and rental rates;

•	increases in operating costs that cannot be passed on to tenants;

•	the effects of online shopping and other uses of technology on our retail tenants;

•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;

•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;

•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;

•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;

•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and

•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2018 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust
Definitions
Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as provision for employee separation expense and accelerated amortization of financing costs, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance. We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI excludes other income, general and administrative expenses, employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/ adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, gains/ losses on sales of interests in real estate, net, and project costs and other expenses. We believe that net income is the most directly comparable GAAP measure to NOI.

NOI excludes other income, general and administrative expenses, interest expense, depreciation and amortization, adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, losses on sales of interest in real estate, impairment of assets, project costs and other expenses.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. We use NOI and related terms, like Same Store NOI, as performance measures for determining incentive compensation amounts under certain of our performance-based incentive compensation programs.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented. In 2018, Wyoming Valley Mall was designated as non-core. In 2019, Exton Square and Valley View Malls were designated as non-core and will be excluded from Same Store NOI. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)
FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.
We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.